UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

ORIGINOIL, INC.
(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 5645 West Adams Boulevard Los Angeles, California (Address of principal executive offices)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number) 90016 (Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2014, the Board of Directors of OriginOil, Inc. (the “Company”) appointed Byron Elton, age 59, as director, effective immediately. Mr. Elton’s appointment is intended to fill the vacancy on the Company’s board resulting from Ivan Ivankovich’s resignation which became effective on the same day as Mr. Elton’s appointment.

Byron Elton is an experienced media and marketing executive with a proven record in pioneering new business development strategies and building top-flight marketing organizations. Since June, 2013, Mr. Elton is a partner of Clear Search, an executive search firm. Prior to that, from January 2009 until May 2013, Mr. Elton served as President and Chief Executive Officer of Carbon Sciences, Inc. (OTCBB: CABN) and has served as Chairman of Carbon Sciences since March 2009. Carbon Sciences is an early stage company developing a technology to convert earth destroying carbon dioxide into a useful form that will not contribute to greenhouse gas. Mr. Elton previously served as Senior Vice President of Sales for Univision Online from 2007 to 2008. Mr. Elton also served for eight years as an executive at AOL Media Networks from 2000 to 2007, where his assignments included Regional Vice President of Sales for AOL and Senior Vice President of E-Commerce for AOL Canada. His broadcast media experience includes leading the ABC affiliate in Santa Barbara, California in 1995 to 2000 and the CBS affiliate in Monterrey, California, from 1998 to 1999, in addition to serving as President of the Alaskan Television Network from 1995 to 1999. Mr. Elton studied Advertising and Marketing Communications at Brigham Young University.

Mr. Elton has no family relationship with any of the Company's executive officers or directors. There are no arrangements or understandings between Mr. Elton and any other person pursuant to which he was appointed as director. There have been no related party transactions in the past two years in which the Company was or is to be a party, in which Mr. Elton has, or will have, a direct or indirect material interest.

In connection with Mr. Elton’s appointment, the Company agreed to issue to Mr. Elton 100,000 shares of its common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINOIL, INC.

February 5, 2014	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry
Title: Chief Executive Officer